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                                                                  EXHIBIT 10.07

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), made as of the 11th day of June, 1996, is entered into between Computervision Corporation, a Delaware corporation with its principal place of business at 100 Crosby Drive, Bedford, Massachusetts 01730 (the "Company"), and Russell E. Planitzer, 975 Memorial Drive, Cambridge, Massachusetts 02138 (the "Executive").

     WHEREAS, the Executive has been employed by the Company as Chief Executive Officer of the Company pursuant to an Amended and Restated Employment Agreement between the Executive and the Company, restated as of January 1, 1994 (the "Employment Agreement"), and

     WHEREAS, the Company and the Executive desire to amend and replace the Employment Agreement with this Agreement,

     NOW THEREFORE, the Company and the Executive hereby agree as follows:


     1. TERMINATION OF FORMER EMPLOYMENT AGREEMENT. The Employment Agreement is hereby amended in its entirety by this Agreement, and from and after the date of this Agreement the terms and conditions of the Executive's employment shall be governed exclusively by this Agreement.

     2. TERM OF EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement. During the period commencing June 11, 1996 and ending

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October 31, 1996 (the "Full-time Employment Period"), the Executive shall be a full-time employee of the Company and will serve as Chief Executive Officer and Chairman of the Board of the Company. During the period commencing November 1, 1996 and ending June 30, 1997, the Executive shall be a part-time employee of the Company and, in such capacity, will serve as Chairman of the Board and as a Director of the Company (the "Part-time Employment Period"). During the Part-time Employment Period, the Executive shall not be required to devote more than sixty (60) percent of his business time to his duties as Chairman and as a Director of the Company. During the period commencing July 1, 1997 and ending June 30, 1998 (the "Consultation Period"), the Executive shall serve as a consultant to the Company and continue to serve as Chairman of the Board and as a Director of the Company. In his capacity as a consultant during the Consultation Period, the Executive will not be obligated to devote more than thirty (30) days in any twelve-month period or more than three (3) days in any calender month to the performance of consulting services to or for the benefit of the Company.


     3. DUTIES AND RESPONSIBILITIES. The Executive, during the Full-time Employment Period, shall, as a full-time employee of the Company, report to the Board of Directors ("Board"), serve as Chairman of the Board of Directors of the Company and Chairman of the Board's Executive Committee and Chief Executive Officer.

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     The Executive shall be available in Massachusetts during the Full-time
Employment Period to the extent necessary and appropriate for him to fulfill his duties and responsibilities to the Company. During the Full-time Employment Period, the Executive shall be subject to the supervision of, and shall have such authority and responsibilities customary for a Chief Executive Officer and as are delegated to him by, the Board. During the Part-time Employment Period, the Executive shall have such authority and responsibilities as are delegated to him by the Board, including, without limitation, assisting the Chief Executive Officer and responsibility for the review, on behalf of the Board, of management strategies, plans, policies and human resources, and for undertaking operational and strategic activities and programs as agreed with the Board and the Chief Executive Officer of the Company. The Executive shall also assist the Board in evaluating management's performance.

     The Executive, during the Consultation Period, shall serve as an adviser to the Chief Executive Officer of the Company, and shall assist in promoting the Company's business, subject to his commitment to the performance of consulting services for the Company as provided in Section 2 of this Agreement.

     The Executive hereby accepts such employment and consultancy and agrees to undertake such duties and responsibilities and such other related duties and responsibilities as the parties shall mutually agree to. During the Part-time Employment Period and the


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Consultation Period, the Executive shall be permitted to pursue such other business activities as he shall desire, PROVIDED that such activities do not interfere with the performance of his part-time duties and his consulting services (as the case may be) specified in Section 2 and Section 3 of this Agreement.

     The Executive agrees to abide by the applicable rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company and communicated to him, except to the extent inconsistent with this Agreement.

     4. Compensation.
        ------------

          4.1 SALARY. During the Full-time and Part-time Employment Periods, the Company shall pay the Executive, in biweekly installments, a salary of $785,000 per annum. During the Consultation Period, the Company shall pay the Executive, in biweekly installments, the sum of $250,000 per annum (which shall include his compensation for services as a Director).

          4.2 SPECIAL BONUS FOR SERVICES. In consideration for his services rendered to the Company prior to the date of this Agreement and as an inducement to perform services for the Company as provided herein, the Company shall pay the Executive a performance bonus in the aggregate amount of $2,227,000 (hereinafter "Special Bonus"), payable one-half ($1,113,500) on October 31, 1996 PROVIDED that the Executive continues to serve as Chief Executive Officer of the Company through October 31, 1996,

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and the remaining one-half ($1,113,500) on June 30, 1997, PROVIDED that the
Executive continues to serve as Chairman of the Board from November 1, 1996 through June 30, 1997 SUBJECT, HOWEVER, to the Executive's rights to receive such payments prior to the respective dates as set forth in Sections 13.2 and
13.3 of this Agreement.

     5. HEALTH BENEFITS. During the Full-time and Part-time Employment Periods, the Consultation Period and any period that he serves as a Director of the Company, the Executive shall be entitled to participate in all of the health and medical benefits that the Company currently has in place and/or establishes and makes available for participation by key executives of the Company, to the same extent as senior executives of the Company.

     6. STOCK OPTION/STOCK INCENTIVE PLANS. During the Full-time and Part-time Employment Periods, the Executive shall be entitled to participate in the Company's stock option and other stock incentive plans for senior executive(s); PROVIDED, HOWEVER, that the grant of any stock options shall be subject to the discretion of the Board or a committee of the Board if the Board delegates such authority to a committee. Stock options to purchase Common Stock of the Company held by the Executive as of the date of this Agreement are hereinafter referred to as "Outstanding Stock Options." The Outstanding Stock Options shall vest and become immediately exercisable as provided in Section 9 of this Agreement. Options awarded to the Executive after the

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date hereof shall continue to vest during the Full-time and Part-time Employment
Periods, the Consultation Period and for such period thereafter as the Executive shall continue to serve as a Director of the Company. Notwithstanding any provision to the contrary in the plans or agreements governing the Executive's stock options, the periods governing the post-employment exercise of such stock options shall not begin to run until such time as the Executive shall cease to serve as a Director of the Company.

     7. OTHER BENEFITS. During the Full-time and Part-time Employment Periods, the Executive shall be entitled to participate in all incentive, saving and retirement plans, practices and policies and programs applicable generally to other peer executives of the Company and its affiliated companies. During the Full-time and Part-time Employment Periods, the Consultation Period and for such period thereafter as the Executive shall continue to serve as a Director of the Company, the Executive shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies.

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     8. PERQUISITES. Under the Company's executive officers perquisite program, the Executive shall, during the Full-time and Part-time Employment Periods, have available $30,000 per annum to use for such purposes as financial planning, tax preparation, club memberships, personal computers or automobile expenses, PROVIDED that automobile expenses shall be limited to fifty percent (50%) of the annual perquisite fund. In addition, during the Full-time and Part-time Employment Periods and the Consultation Period, the Company shall reimburse the Executive for business expenses incurred by the Executive in the performance of his duties and responsibilities in accordance with the Company's expense reimbursement program, subject to the Executive's presentation to the Company of vouchers, expense statements and/or such other supporting documentation evidencing the incurrence of such expenses.

     9. VESTING OF STOCK OPTIONS AND ACCELERATION OF COMPENSATION PAYMENTS. All of the Executive's Outstanding Stock Options shall continue to vest during the Full-time and Part-time Employment Periods, the Consultation Period and for such period thereafter as the Executive shall serve as a Director of the Company and shall be and become immediately vested and exercisable in full, to the extent not otherwise then vested or exercisable, on the date that (i) the Company shall remove the Executive as Chairman of the Board prior to the expiration of the Consultation Period without Cause (as defined below), (ii) the Executive's


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employment is terminated by his death or disability, (iii) the Executive voluntarily terminates his employment or consultancy pursuant to Section 12.2 of this Agreement or (iv) the Company and the Executive mutually agree to termination of the Executive's employment as Chairman of the Board prior to the expiration of the Consultation Period. In addition, if the Executive's employment as Chairman of the Board is terminated pursuant to clauses (i), (ii),
(iii) or (iv) of this Section 9, all of the payments to which the Executive is entitled under this Agreement from the date of termination through the expiration of the Consultation Period shall be accelerated and paid in a lump sum to the Executive no later than fourteen (14) days after the date of such termination. The terms and provisions relating to vesting and exercise after employment termination in the Executive's Outstanding Options are hereby replaced and superseded by the terms and provisions set forth in Section 6 and in this Section 9.

     10. EXPENSE SUPPLEMENT. During the six month period commencing January 1, 1997 and ending June 30, 1997, the company shall pay the Executive the sum of $6,000 per month to assist the Executive in defraying travel, lodging and other expenses that the Executive may incur. The Executive shall not be required to account for such expenses.

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     11. SECRETARIAL ASSISTANCE. During the Full-time and Part-time Employment
Periods and the Consultation Period, the Company shall provide the Executive with an executive secretary to support the Executive's performance of his duties and responsibilities as an employee or consultant and Chairman of the Board, as the case may be.

     12. EMPLOYMENT TERMINATION.

          12.1 The employment of the Executive by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

               (a) Expiration of the Full-time and Part-time Employment Periods and the Consultation Period, whichever occurs later, unless extended by mutual agreement.

               (b) At the election of the Company, for Cause, immediately upon written notice by the Company to the Executive. For the purposes of this Agreement, "Cause" shall mean:

               (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after (1) a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer of the Company believes that the Executive has not substantially performed the Executive's

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duties and (2) the failure by the Executive to remedy such substantial non-performance within a reasonable period of time after receipt of such written demand, or

               (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith


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opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

               (c) Upon the death of the Executive or thirty days after disability of the Executive. As used in this Agreement, the term "disability" shall mean an event of disability entitling the Executive to coverage under the Company's then current long-term disability plan.

          12.2 The Executive may elect to terminate his employment upon thirty
(30) days' prior written notice if the Company fails to make any payment due the Executive under this Agreement and such failure is not cured within thirty (30) days after the Executive gives written notice of such failure to the Company.

     13. Effect of Termination
         ---------------------

          13.1 TERMINATION FOR CAUSE. In the event the Executive's employment is terminated for Cause pursuant to Section 12.1(b), the Company shall pay to the Executive the salary and benefits accrued and payable through his last day of employment as an employee or consultant, as the case may be.

          13.2 TERMINATION FOR DEATH OR DISABILITY. In the event the Executive's employment is terminated by death prior to the expiration of the Full-time or Part-time Employment Periods or the Consultation Period, the Company shall pay to the estate of the Executive a lump sum amount equal to the sum of (a) the salary, compensation or bonus which would otherwise be payable to the

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Executive up to the end of the sixth month after the death occurs and (b) the remaining unpaid balance of the Special Bonus. If the Executive's employment is terminated because of disability, the Company shall pay to the Executive (a) in biweekly installments, the salary, additional compensation and bonus otherwise payable to him up to the end of the month in which the Executive becomes eligible for the Company's long-term disability benefits plan and (b) a lump sum equal to the remaining unpaid balance of the Special Bonus.

          13.3 TERMINATION FOR OTHER THAN CAUSE, DEATH OR DISABILITY. In the event the Executive's employment is terminated other than for Cause, death or disability or is terminated by the Executive in accordance with Section 12.2,

               (i) the Company shall pay to the Executive (a) in biweekly installments, commencing within thirty (30) days of the last day of actual employment, the Executive's then current salary through the later of the expiration of the Full-time and Part-time Employment Periods and the Consultation Period, as the case may be and (b) in a lump sum cash payment, payable within thirty (30) days of the last day of actual employment, the remaining unpaid balance of the Special Bonus; and

               (ii) until the expiration of the Full-time and Part-time Employment Periods and the Consultation Period, whichever occurs later, the Company shall continue to provide the Executive the benefits to which the Executive and/or his family would be entitled to receive from the Company if his employment or


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consultancy, as the case may be, had not been so terminated. For purposes of eligibility for any retiree benefits pursuant to any retirement plans or programs, the Executive shall be considered to have remained employed until the end of the Consultation Period, as the case may be, and to have retired on the last day of such period.

     14. Gross-Up Payment.
         ----------------

          (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment benefit or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 14) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code ("Code") or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the

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Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (b) Subject to the provisions of Section 14(c), all determinations required to be made under this Section 14, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Arthur Andersen & Co. or such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for any individual, entity or group such that it is not independent, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 14(b), shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code

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at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 14(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

          (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim,

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               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

               (iv) permit the Company to participate in any proceedings relating to such claim; PROVIDED, HOWEVER, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 14(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial

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jurisdiction and in one or more appellate courts, as the Company shall determine; PROVIDED, HOWEVER, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 14(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 14(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by

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the Executive of an amount advanced by the Company pursuant to Section 14(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     15. Non-Compete
         -----------

          (a) During the Full-time and Part-time Employment Periods and the Consultation Period, the Executive will not directly or indirectly as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling products and/or services of the kind developed or being developed, produced, marketed or sold by the Company while the Executive was employed by the Company.

          (b) At the option of the Company, for a period of one year after the termination or expiration of the Consultation Period, the Executive will not directly or indirectly:

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               (i) become an owner, partner, joint venturer, stockholder, investor (other than as the holder of not more than one percent (1%) of the total outstanding stock), officer, employee, or director of (x) any company or entity that produces, markets or sells products and/or services of the kind developed or being developed, produced, marketed or sold by the Company while the Executive was employed by the Company ("CAD/CAM" products and/or services) which is in the top 10 by CAD/CAM revenue (excluding the Company) at the time of termination based upon the then current Dataquest or similar survey) (for purposes of this agreement, a "Top Ten Company") or (y) any company or entity that has direct contractual relationships with any Top Ten Company to develop or design products to the specifications of any such Top Ten Company, or

               (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company;

          (c) If any restriction set forth in this Section 15 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

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          (d) The restrictions contained in this Section 15 are necessary for the protection of the business and goodwill of the Company and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this Section 15 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

     16. Proprietary Information and Development.
         ---------------------------------------

          16.1 Proprietary Information.
               -----------------------

               (a) The Executive agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. The Executive will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by the Board, either during or after his employment, unless and until such Proprietary Information has become public

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knowledge or is otherwise publicly known or available outside the Company without fault by the Executive.

               (b) The Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Executive only in the performance of his duties for the Company.

               (c) The Executive agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the employee in the course of the Company's business.

          16.2 Developments.
               ------------

               (a) The Executive will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by the Executive or under his direction or jointly with others during his employment by the

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Company, whether or not during normal working hours or on the premises of the
Company (all of which are collectively referred to in this Agreement as "Developments").

               (b) The Executive agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this Section 16.2(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Executive not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information.

               (c) The Executive agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. The Executive shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

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          16.3 OTHER AGREEMENTS. The Executive hereby represents that he is not bound by the terms of any other agreement which will interfere or conflict with the terms of this Agreement. The Executive further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company. The representations contained in this
Section 16.3 are necessary for the protection of the business and goodwill of the Company, and the Executive agrees that any breach of this Section has the potential to cause the Company substantial and irrevocable damage, and therefore, in the event of any such breach, the Company shall have the right to immediately terminate this Agreement with no further obligations to the Executive beyond his salary through his last day of actual work.

     17. Indemnification.
         ---------------

          (a) The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with

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

respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company's certificate of incorporation or bylaws or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement), reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advances. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

          (b) Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 17(a) that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

          (c) The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers.

     18. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery, facsimile transmission (confirmed received) or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 15.

     19. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     20. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     21. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

     22. SURVIVAL. The provisions of Sections 15, 16 and 17 shall remain in effect in the event the Executive is terminated and shall survive the termination and expiration of this Agreement.

     23. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     24. Successors And Assigns.
         ----------------------

          (a) This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be assigned by him.

          (b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     25. Miscellaneous.
         -------------

          25.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          25.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          25.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                            COMPUTERVISION CORPORATION

                                            By: /s/ Barry F. Cohen
                                               -------------------
                                            EXECUTIVE

                                             /s/ Russell E. Planitzer
                                            -------------------------
                                            Russell E. Planitzer